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                                                               EXHIBIT 23.10


                        CONSENT OF EDWARD D. SEIDENBERG


     The undersigned hereby consents to being named in this Registration Statement on Form S-1 as a person who is to become a director of InfoHighway Communications Corporation upon the closing of the offering to which this Registration Statement relates.



                                       /s/ Edward D. Seidenberg
October 4, 1999                        --------------------------------
                                       Edward D. Seidenberg